     As filed with the Securities and Exchange Commission on June 9, 2000.

                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            OLD SECOND BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


           DELAWARE                                     522110                            36-3143493
-------------------------------         -------------------------------------         -------------------
(State or other jurisdiction of                    (Primary Standard                   (I.R.S. Employer
incorporation or organization)          Industrial Classification Code Number)        Identification No.)

                              37 SOUTH RIVER STREET
                             AURORA, ILLINOIS 60506
                                 (630) 892-0202
               ---------------------------------------------------
               (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                            OLD SECOND BANCORP, INC.
                     EMPLOYEES 401(K) SAVINGS PLAN AND TRUST
                     ---------------------------------------
                            (Full title of the plan)

                                 ROBERT DICOSOLA
                            OLD SECOND BANCORP, INC.
                              37 SOUTH RIVER STREET
                             AURORA, ILLINOIS 60506
                                 (630) 892-0202
            ---------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   Copies to:

                              TERESA M. LEVY, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202

If any of the securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /



                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
          TITLE OF                                      PROPOSED             PROPOSED
         SECURITIES                                      MAXIMUM              MAXIMUM            AMOUNT OF
            TO BE             AMOUNT TO BE           OFFERING PRICE          AGGREGATE         REGISTRATION
         REGISTERED         REGISTERED(1)(2)          PER SHARE(3)          OFFERING(3)             FEE
-----------------------------------------------------------------------------------------------------------
        Common Stock
       $1.00 par value             60,000                $21.56             $1,293,600            $341.51
          per share

-----------------------------------------------------------------------------------------------------------

         (1) Represents 60,000 shares reserved for issuance under the Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust (the "Plan").

         (2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan (including any interests in the Plan trust) described herein.

         (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market System on June 5, 2000.

                       ----------------------------------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and 17 C.F.R. Section 230.462.



                             Total Number of Pages: 8
                             Exhibit Index on Page: 8

================================================================================

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I will be included in documents sent or given to participants in Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust (the "Plan"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents filed by Old Second Bancorp, Inc. (the "Company" or "Registrant") with the Commission are incorporated herein by reference and made a part hereof:

         (a) The Company's latest Annual Report on Form 10-K for the year ended December 31, 1999, which includes the consolidated financial statements of the Company as of December 31, 1999, 1998 and 1997, the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, and the consolidated balance sheets at December 31, 1999 and 1998, together with the related notes and Report of Independent Auditors of the Company (dated January 28, 2000).

         (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year for which financial statements were included in the report referred to in (a) above.

         (c) The description of the Company's Common Stock included in Amendment No. 1 to the Form S-14 Registration Statement filed with the Commission on January 22, 1982 (File No. 2-75587).

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate includes a provision limiting the liability of directors consistent with Section 102(b)(7) of the DGCL.

                  Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including officers and directors, who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonable incurred in connection therewith. The Company's Restated Certificate provides for indemnification of directors and officers of the Company to the full extent permitted by the DGCL.

                  The Company maintains a director's and officer's liability policy to insure its liability under the above-described provision of its Restated Certificate and to insure individual directors and officers against certain obligations not covered by such provisions.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

         ITEM 8.  EXHIBITS.

                  The Exhibits to this Registration Statement are listed in the Exhibit Index on page 9 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The Registrant undertakes to deliver or cause to be delivered with the prospectus, if not already delivered, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or 14c-3 under the Exchange Act, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written or oral request of the employee, and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OLD SECOND BANCORP, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AURORA, STATE OF ILLINOIS ON JUNE 5, 2000.

                           OLD SECOND BANCORP, INC.



                       By: /s/ James E. Benson
                           --------------------------------------
                           James E. Benson, Chairman of the Board


                       By: /s/ William B. Skoglund
                           --------------------------------------
                           William B. Skoglund, President and
                           Chief Executive Officer




                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Benson and William B. Skoglund, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.


      SIGNATURE                                      TITLE                                DATE
      ---------                                      -----                                ----
/s/ James E. Benson                       Chairman of the Board and Director          June 5, 2000
-----------------------------
James E. Benson


/s/ William B. Skoglund                   President and Chief Executive Officer       June 5, 2000
-----------------------------
William B. Skoglund


/s/ J. Douglas Cheatham                   Chief Financial Officer (Principal          June 5, 2000
-----------------------------
J. Douglas Cheatham                       Accounting Officer)


/s/ Walter Alexander                      Director                                    June 5, 2000
-----------------------------
Walter Alexander


/s/ Marvin Fagel                          Director                                    June 5, 2000
-----------------------------
Marvin Fagel


/s/ William Kane                          Director                                    June 5, 2000
-----------------------------
William Kane


/s/ Kenneth Lindgren                      Director                                    June 5, 2000
-----------------------------
Kenneth Lindgren


/s/ Jesse Maberry                         Director                                    June 5, 2000
-----------------------------
Jesse Maberry


/s/ D. Chet McKee                         Director                                    June 5, 2000
-----------------------------
D. Chet McKee


                                          Director                                    June 5, 2000
-----------------------------
William Meyer


                                          Director                                    June 5, 2000
-----------------------------
Gary McCarter


/s/ Gerald Palmer                         Director                                    June 5, 2000
-----------------------------
Gerald Palmer


/s/ George Starman III                    Director                                    June 5, 2000
-----------------------------
George Starman III


                                          Director                                    June 5, 2000
-----------------------------
James Schmitz

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED THE TRUSTEES (OR OTHER PERSONS WHO ADMINISTER THE EMPLOYEE BENEFIT PLAN) HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AURORA AND THE STATE OF ILLINOIS, ON THE 5th DAY OF JUNE 2000.




                                        OLD SECOND BANCORP, INC.
                                        EMPLOYEES 401(K) SAVINGS PLAN AND TRUST:



                                    By: /s/ Robert DiCosola
                                        --------------------------------------
                                        Robert DiCosola
                                        Member, Employee Benefits Committee
                                        (Plan Administrator)

                                  EXHIBIT INDEX


                                                                                                 PAGE NUMBER IN
REGULATION S-K                                                                                     SEQUENTIALLY
 EXHIBIT NO.               DESCRIPTION OF DOCUMENT                                                NUMBERED COPY
--------------             -----------------------                                               --------------
Exhibit 5                  Opinion of Michael Best & Friedrich LLP..............................


Exhibit 23.1               Consent of Ernst & Young LLP.........................................


Exhibit 23.2               Consent of Michael Best & Friedrich LLP (included in Exhibit 5)......


Exhibit 99                 Internal Revenue Service Determination Letter........................

---------------